    As filed with the Securities and Exchange Commission on October 10, 1995
                                              Registration No. 33-___________
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                               CHIRON CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

      Delaware                               94-2754624
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)

                  4560 Horton St., Emeryville, California 94608
                                 (510) 655-8730
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                     1989 Stock Option Plan of Viagene, Inc.
          Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan
                            (Full title of the plan)
                               __________________

                            EDWARD E. PENHOET, PH.D.
                      President and Chief Executive Officer
                               CHIRON CORPORATION
                4560 Horton Street, Emeryville, California 94608
                                 (510) 655-8730
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------

Title of Securities                                Proposed Maximum           Proposed Maximum          Amount of
To Be Registered          Amount To Be Registered  Offering Price Per Share   Aggregate Offering Price  Registration Fee
----------------          -----------------------  ------------------------   ------------------------  ----------------
Common Stock, $0.01 par     132,100 (1)                $88.375 (2)                $11,674,337.50 (2)         $4025.63
value (1989 Stock Option
Plan of Viagene, Viagene
Amended and Restated 1993
Incentive Stock Plan)
-------------------------------------------------------------------------------------------------------------------------

(1)   This Registration Statement shall also covers any additional shares of Common Stock which become issuable under the
      1989 Stock Option Plan of Viagene, Inc. and the Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan, by
      reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of
      Common Stock.
(2)   Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on October 4, 1995
      as reported by the NASDAQ National Market System.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
                                  __________________

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Chiron Corporation (the "Registrant") files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 235,000 shares of Chiron Common Stock authorized for issuance pursuant to outstanding options under the 1989 Stock Option Plan of Viagene, Inc. and the Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan assumed by the Registrant at the effective time of the merger of Viagene, Inc. with and into a wholly-owned subsidiary of the Registrant, following which Viagene, Inc. became a wholly-owned subsidiary of the Registrant.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

  (b) Amendment Number 1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, dated April 24, 1995;

  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1995 filed pursuant to Section 13 of the 1934 Act;

  (d) Amendment Number 1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1995, dated July 28, 1995;

  (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995 filed pursuant to Section 13 of the 1934 Act;

  (f) The Registrant's Current Reports on Form 8-K and 8-K/A dated January 4, 1995 as amended on March 17, 1995;

  (g)     The Registrant's Current Report on Form 8-K dated March 6, 1995;

  (h)     The Registrant's Current Report on Form 8-K dated March 13, 1995;

  (i)     The Registrant's Current Report on Form 8-K dated April 24, 1995;

  (j)     The Registrant's Current Report on Form 8-K dated May 5, 1995; and

  (k) The description of Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 28, 1984.

  All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  William G. Green, who has provided an opinion to the Registrant on the validity of the securities being registered which is Exhibit 5 to this registration statement, is Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware and the Bylaws of the Registrant contain provisions covering indemnification of corporate directors, officers and employees under certain conditions and subject to certain limitations.

  In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws or the Delaware General Corporation Law. These supplemental contracts are permissible under the Delaware General Corporation Law and have been approved by the Registrant's stockholders. Accordingly, the indemnification agreements with directors (i) confirm the present indemnity provided to them by the Registrant's Bylaws and give them assurance that this indemnity will continue to be provided despite future changes in the Bylaws, and
(ii) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, incurred or paid by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director, officer or similar official of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The indemnification agreements further provide that expenses incurred by a director in such cases shall be paid in advance, subject to the director's obligation to reimburse the Registrant in the event it ultimately determines that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement. However, no indemnity will be provided to any director under the agreements as described in clause (ii) of the third sentence of this paragraph on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect to any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the 1934 Act, as amended, or of any similar statutory provision, or on account of any remuneration paid to a director which is finally adjudged to have been paid in violation of law. The indemnification agreements also contain provisions designed to protect the Registrant from unreasonable settlements or redundant legal expenditures.

  The Registrant maintains liability insurance for each of its directors and officers which provides for coverage for certain liabilities for which indemnification by the Registrant may not be permissible under applicable law and public policy, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER      EXHIBIT
--------------      -------


     4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to
                    Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

     4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

     5              Opinion of William G. Green.
     23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the 1994 consolidated financial statements of Chiron Corporation.
     23.2           Consent of Ernst & Young LLP, Independent Auditors,
                    relating to the 1993 and 1992 consolidated financial statements of Chiron Corporation.
     23.3           Consent of Ernst & Young LLP, Independent Auditors,
                    relating to the consolidated financial statements of Ciba
                    Corning Diagnostics Corp.
     23.4           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the financial statements of The Biocine Company.
     23.5           Consent of Reconta Ernst & Young, Independent Auditors,
                    relating to the consolidated financial statements of JV Vax
                    B.V.
     23.6           Consent of William G. Green is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to pages II-6 and II-7 of this Registration Statement.
     99.1           1989 Stock Option Plan of Viagene, Inc. and Forms of
                    Agreements.
     99.2           Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan
                    and Forms of Agreements.

ITEM 9.  UNDERTAKINGS.

  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of
the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement; and (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on the 9th day of October, 1995.


                                        CHIRON CORPORATION

                                        By EDWARD E. PENHOET
                                           ------------------------------------
                                           Edward E. Penhoet
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Edward E. Penhoet and William J. Rutter, and each of them, the lawful attorneys and agents or attorney and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

  SIGNATURE                            TITLE                                 DATE

 EDWARD E. PENHOET, PH.D.              President, Chief Executive            October 9, 1995
 --------------------------------      Officer and Director (Principal
 (Edward E. Penhoet, Ph.D.)            Executive Officer)

 WILLIAM J. RUTTER, PH.D.              Chairman of the Board                 October 9, 1995
 --------------------------------
 (William J. Rutter, Ph.D.)

 DENNIS L. WINGER                      Senior Vice President, Finance        October 9, 1995
 --------------------------------      and Administration, Chief
 (Dennis L. Winger)                    Financial Officer (Principal
                                       Financial and Accounting
                                       Officer)

 GILBERT F. AMELIO, PH.D.                                                    October 9, 1995
 --------------------------------      Director
 (Gilbert F. Amelio, Ph.D.)

 LEWIS W. COLEMAN                                                            October 9, 1995
 --------------------------------      Director
 (Lewis W. Coleman)

 PIERRE E. DOUAZE                                                            October 9, 1995
 --------------------------------      Director
 (Pierre E. Douaze)

 DONALD A. GLASER, PH.D.                                                     October 9, 1995
 --------------------------------      Director
 (Donald A. Glaser, Ph.D.)

 ALEX KRAUER, PH.D.                                                          October 9, 1995
 --------------------------------      Director
 (Alex Krauer, Ph.D.)

 FRANCOIS L'EPLATTENIER, PH.D                                                October 9, 1995
 --------------------------------      Director
 (Francois L'Eplattenier, Ph.D.)

 HENRI SCHRAMEK, PH.D.                                                       October 9, 1995
 --------------------------------      Director
 (Henri Schramek, Ph.D.)

 JACK W. SCHULER                                                             October 9, 1995
 --------------------------------      Director
 (Jack W. Schuler)

 PIETER J. STRIJKERT, PH.D.                                                  October 9, 1995
 --------------------------------      Director
 (Pieter J. Strijkert, Ph.D.)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933

                               CHIRON CORPORATION

                                  EXHIBIT INDEX



EXHIBIT NUMBER      EXHIBIT
--------------      -------

     4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

     4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

     5              Opinion of William G. Green.
     23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the 1994 consolidated financial statements of Chiron Corporation.
     23.2           Consent of Ernst & Young LLP, Independent Auditors,
                    relating to the 1993 and 1992 consolidated financial statements of Chiron Corporation.
     23.3           Consent of Ernst & Young LLP, Independent Auditors,
                    relating to the consolidated financial statements of Ciba
                    Corning Diagnostics Corp.
     23.4           Consent of KPMG Peat Marwick LLP, Independent Auditors,
                    relating to the financial statements of The Biocine Company.
     23.5           Consent of Reconta Ernst & Young, Independent Auditors,
                    relating to the consolidated financial statements of JV Vax
                    B.V.
     23.6           Consent of William G. Green is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to pages II-6 and II-7 of this Registration Statement.
     99.1           1989 Stock Option Plan of Viagene, Inc. and Forms of
                    Agreements.
     99.2           Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan
                    and Forms of Agreements.